Exhibit 2.1

LIMITED LIABILITY PARTNERSHIP

CONFORMED COPY

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

ARRANGED BY

DEUTSCHE BANK AG

CITIGROUP GLOBAL MARKETS LIMITED

WITH

DEUTSCHE BANK AG, LONDON BRANCH

ACTING AS SWINGLINE AGENT

DEUTSCHE BANK AG, LONDON BRANCH

ACTING AS FACILITY AGENT

MULTICURRENCY REVOLVING AND SWINGLINE
FACILITIES AGREEMENT

€600,000,000

FACILITIES AGREEMENT WITH A €250,000,000 SWINGLINE
OPTION

THIS AGREEMENT is dated 1 August 2005 and made

BETWEEN:

(1)                            COCA-COLA HELLENIC BOTTLING COMPANY S.A., incorporated in the Republic with registered no. 13630-06-B-86-49 (the “Company”);

(2)                            THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as borrowers (the “Borrowers”);

(3)                            THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as guarantors (together with the Company, the “Guarantors”);

(4)                            DEUTSCHE BANK AG and CITIGROUP GLOBAL MARKETS LIMITED (whether acting individually or together the “Arranger”);

(5)                            THE FINANCIAL INSTITUTIONS listed in Part II and Part III of Schedule 1 (the “Original Lenders”);

(6)                            DEUTSCHE BANK AG, LONDON BRANCH as swingline agent of the Lenders (the “ Swingline Agent”); and

(7)                            DEUTSCHE BANK AG, LONDON BRANCH as facility agent of the Lenders (the “Facility Agent”).

IT IS AGREED as follows:

SECTION 1
INTERPRETATION

1.                                 DEFINITIONS AND INTERPRETATION

1.1                           Definitions

In this Agreement:

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agents” means the Facility Agent and the Swingline Agent.

“Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Anchor or Key Bottler” means any person which has been designated as such by Coca-Cola, being a “select business partner of the Coca-Cola system, in which Coca-Cola holds an equity interest, whose strategic goals are aligned with those of Coca-Cola, with strong financial management and resources and a commitment to long term growth”.

“Anchor or Key Bottler Status” means, at any time, with respect to any party, that such party is recognised at such time by Coca-Cola, as being an Anchor or Key Bottler.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing or registration.

“Availability Period” means the period from and including the date of this Agreement to, in the case of revolving advances, the date falling one Month before the relevant Termination Date or, in the case of swingline advances, 7 days before the relevant Termination Date.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)                                      the Base Currency Amount of its participation in any outstanding Loans under that Facility; and

(b)                                     in relation to any proposed Utilisation, the Base Currency Amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date, other than that Lender’s participation in any Loans that are due to be repaid or prepaid under that Facility on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of a Facility.

“Base Currency” means Euro.

“Base Currency Amount” means, in relation to a Loan, the amount specified in the Utilisation Request delivered by a Borrower for that Loan (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Facility Agent receives the Utilisation Request) adjusted to reflect any repayment or prepayment, consolidation or division of the Loan.

“Break Costs” means the amount (if any) by which:

(a)                                      the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)                                     the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and:

(a)                                      (in relation to any date for payment or purchase of a currency other than Euro) the principal financial centre of the country of that currency; or

(b)                                     (in relation to any date for payment or purchase of Euro) any TARGET day.

“Coca-Cola” means The Coca-Cola Company.

“Commitment” means a Facility Commitment and/or a Swingline Commitment.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in the most recently published recommended form of the LMA or in any other form agreed between the Company and the Facility Agent.

“Default” means an Event of Default or any event or circumstance specified in Clause 24 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“DNB” means the Dutch Central Bank (De Nederlandsche Bank N.V.).

“Dutch Banking Act” means the Dutch Act on the Supervision of Credit Institutions 1992 (Wet toezicht kredietwezen 1992) as amended from time to time.

“Dutch Borrower” means Coca Cola HBC Finance B.V.

“Dutch Civil Code” means the Dutch Civil Code (Burgerlijk Wetboek).

“Dutch Obligor” means an Obligor incorporated in The Netherlands.

“EURIBOR” means, in relation to any Loan in Euro:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for the period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the relevant Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in Euro for a period comparable to the Interest Period for that Loan.

“Euro” or “€” means the single currency of the Participating Member States.

“Event of Default” means any event or circumstance specified as such in Clause 24 (Events of Default).

“Exemption Regulation” means the Exemption Regulation dated 26 June 2002 (as amended from time to time) of the Ministry of Finance of The Netherlands (Vrijstellingsregeling Wet toezicht kredietwezen 1992), as promulgated in connection with the Dutch Banking Act.

“Existing Facility” means the €900,000,000 multicurrency revolving and swingline facilities agreement dated 14 May 2002 between, among others, the Company as borrower, Coca-Cola HBC Finance B.V., Coca-Cola HBC Finance PLC and the Company as guarantors, the arrangers and the original lenders named therein, and HSBC Investment Bank plc as facility agent.

“Facility” means the Revolving Facility or the Swingline Facility.

“Facility Commitment” means:

(a)                                      in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Lender, the amount in the Base Currency of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan and, unless the context requires otherwise, shall include a Swingline Loan.

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fee Letter” means the agency fee letter dated on or about the date of this Agreement between the Facility Agent and the Company and the fee letter dated 1 July 2005 between the Arranger and the Company in respect of certain fees.

“Finance Document” means this Agreement, any Fee Letter and any other document designated as such by the Facility Agent and the Company.

“Finance Party” means an Agent, the Arranger or a Lender.

“Finance PLC” means Coca-Cola HBC Finance PLC.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)                                      moneys borrowed;

(b)                                     any amount raised by acceptance under any acceptance credit facility;

(c)                                      any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)                                     the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with IAS, be treated as a finance or capital lease;

(e)                                      receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis);

(f)                                        any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(g)                                     any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(h)                                     any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

(i)                                         the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above,

but excluding indebtedness owing by a member of the Group to another member of the Group.

“Group” means the Company and its Subsidiaries for the time being.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IAS” means International Accounting Standards.

“Information Package” means the package of documents in the form approved by the Company containing certain information concerning the Group and the Facilities which, at the Company’s request and on its behalf, was distributed to the Original Lenders before the date of this Agreement.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 12 (Interest Periods), or Clause 7.4 (Interest Period) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 11.3 (Default interest).

“Lender” means:

(a)                                      any Original Lender; and

(b)                                     any bank or financial institution which has become a Party in accordance with Clause 25 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement and includes a Swingline Lender unless the context otherwise requires.

“LIBOR” means, in relation to any Loan:

(a)                                      the applicable Screen Rate; or

(b)                                     (if no Screen Rate is available for the currency or period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the relevant Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“Loan” means a Facility Loan or a Swingline Loan.

“LMA” means the Loan Market Association.

“Majority Lenders” means:

(a)                                      until the Total Commitments have been reduced to zero, a Lender or Lenders whose Facility Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero and there are no Loans then outstanding, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to the reduction); or

(b)                                     at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3 per cent. of all the Loans then outstanding.

“Mandatory Cost” means the percentage rate per annum calculated by the Facility Agent in accordance with Schedule 4 (Mandatory Cost formulae).

“Margin” means 0.20 per cent. per annum.

“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Group taken as a whole; (b) the ability of the Obligors to perform and comply with their material obligations under any Finance Document or (c) the validity or enforceability of any material provision of the Finance Documents or the rights or remedies of any Finance Party thereunder.

“Material Subsidiary” means, at any time, a subsidiary of the Company which has turnover representing (when rounded to the nearest whole number) 5 per cent. or more of consolidated turnover of the Group (calculated on a consolidated basis).

Compliance with the condition set out above shall be determined by reference to the most recent annual Compliance Certificate delivered pursuant to Clause 22.2 (Compliance Certificate) and/or the latest audited financial statements of such subsidiary (consolidated in the case of a subsidiary which itself has subsidiaries) and the latest audited consolidated financial statements of the Group, provided that:

(a)                                      if a subsidiary has been acquired or disposed of since the date as at which the latest audited consolidated financial statements of the Group were prepared, such financial statements shall be adjusted in order to take into account the acquisition, or disposal, of such subsidiary (such adjustment being certified by the Company as representing an accurate reflection of the revised consolidated turnover of the Group);

(b)                                     if, in the case of any subsidiary which itself has subsidiaries, no consolidated financial statements are prepared and audited, its consolidated turnover shall be determined on the basis of pro forma consolidated financial statements of the relevant subsidiary and its subsidiaries, prepared for this purpose by the Company; and

(c)                                      if any intra-group transfer or re-organisation takes place, the audited financial statements of the Group and of all relevant subsidiaries shall be adjusted by the Company in order to take into account such intra-group transfer or reorganisation.

A report by the auditors of the Company (which shall be prepared on the request of the Facility Agent (acting reasonably)) that a subsidiary is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)                                      if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)                                     if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Obligor” means a Borrower or a Guarantor.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)                                      in relation to the Company, the audited consolidated financial statements of the Group for the financial year ended 31 December 2004; and

(b)                                     in relation to each Borrower, the audited financial statements of that Borrower for the financial year ended 31 December 2004.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement and includes its successors in title, permitted assigns and permitted transferees.

“PMP” means a “professional market party” within the meaning of the Exemption Regulation.

“Policy Guidelines” means the 2005 Dutch Central Bank’s Policy Guidelines (issued in relation to the Exemption Regulation) dated 29 December 2004 (Beleidsregel 2005 kernbegrippen markttoetreding en handhaving Wtk 1992) as amended from time to time.

“Qualifying Lender” has the meaning given to it in Clause 15 (Tax gross-up and indemnities).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)                                      (if the currency is Sterling) the first day of that period;

(b)                                     (if the currency is Euro) two TARGET Days before the first day of that period; or

(c)                                      (for any other currency) two Business Days before the first day of that period,

unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Reference Banks” means:

(a)                                      for the purpose of the determination of LIBOR and Mandatory Cost, the principal London offices of Deutsche Bank AG and Citibank, N.A.,

(b)                                     for the purpose of the determination of EURIBOR, the principal London offices of Deutsche Bank AG and Citibank, N.A., and

(c)                                      for the purpose of paragraph (a) of Clause 7.3, the principal London offices of Deutsche Bank AG and Citibank, N.A.,

or, in each case, such other banks as may be appointed by the Facility Agent in consultation with the Company.

“Relevant Interbank Market” means in relation to Euro, the European interbank market and, in relation to any other currency, the London interbank market.

“Repeating Representations” means each of the representations set out in Clauses 21.1 (Status) to 21.4 (Power and authority), Clause 21.6 (Governing law and enforcement), paragraph (a) of Clause 21.9 (No default), Clause 21.13 (Pari passu ranking) and Clause 21.14 (No proceedings pending or threatened).

“Republic” means the Hellenic Republic.

“Revolving Facility” means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Facility).

“Rollover Loan” means one or more Facility Loans (not being a Swingline Loan):

(a)                                      made or to be made on the same date that one or more maturing Loans is or are due to be repaid;

(b)                                     the aggregate amount of which is equal to or less than the maturing Loans;

(c)                                      in the same currency as the maturing Loans (unless it arose as a result of the operation of Clause 8.2 (Unavailability of a currency)); and

(d)                                     made or to be made to the same Borrower for the purpose of refinancing the maturing Loans.

“Screen Rate” means:

(a)                                      in relation to LIBOR, the British Bankers Association Interest Settlement Rate for the relevant currency and period; and

(b)                                     in relation to EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period,

displayed on the appropriate page of the Telerate screen.  If the agreed page is replaced or service ceases to be available, the Facility Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Security” means a mortgage, prenotation of mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Specified Time” means a time determined in accordance with Schedule 8 (Timetables).

“Sterling” and “£” means the lawful currency of the United Kingdom for the time being.

“Subsidiary” of a company or corporation (a “Holding Company”) means any company or corporation:

(a)                                      which is controlled (directly or indirectly) by that Holding Company; or

(b)                                     more than half the issued share capital of which is beneficially owned (directly or indirectly) by that Holding Company; or

(c)                                      which is a Subsidiary of another Subsidiary of that Holding Company,

and for these purposes, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to control the composition of its board of directors or equivalent body, or to direct the actions of that board or equivalent body.

“Swingline Agent” means Deutsche Bank AG, London Branch.

“Swingline Commitment” means:

(a)                                      in relation to a Swingline Lender on the date of this Agreement, the amount set opposite its name under the heading “Swingline Commitment” in Part III of Schedule 1 (The Original Parties) as its Swingline Commitment and the amount of any other Swingline Commitment transferred to it under this Agreement; and

(b)                                     in relation to any other Swingline Lender, the amount of any Swingline Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Swingline Facility” means the swingline facility made available under this Agreement as part of the Facility as described in Clause 2.2 (Swingline Facility).

“Swingline Lenders” means:

(a)                                      an Original Lender listed in Part III of Schedule 1 as a Swingline Lender; or

(b)                                     any other person who becomes a Swingline Lender after the date of this Agreement in accordance with Clause 25 (Changes to the Lenders),

which in each case has not ceased to have a Swingline Commitment.

“Swingline Loan” means a Loan made or to be made under the Swingline Facility or the principal amount outstanding for the time being of that loan.

“Swiss Francs” means the lawful currency of Switzerland for the time being.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in Euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Termination Date” means the date which is 60 months after the date of this Agreement.

“Total Commitments” means the aggregate of the Facility Commitments being €600,000,000 at the date of this Agreement.

“Total Swingline Commitments” means the aggregate of the Swingline Commitments, being €250,000,000 as at the date of this Agreement.

“Transfer Certificate” means a certificate substantially in one of the forms set out in Schedule 5 (Form of Transfer Certificates) or any other form agreed between the Facility Agent and the Company.

“Transfer Date” means, in relation to a transfer, the later of:

(a)                                      the proposed Transfer Date specified in the Transfer Certificate; and

(b)                                     the date on which the Facility Agent executes the Transfer Certificate.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US Dollars” or “$” means the lawful currency of the United States of America.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part I (or, as the case may be, Part II) of Schedule 3 (Utilisation Request).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

1.2                           Construction

(a)                                      Any reference in this Agreement to:

(i)                        “assets” includes present and future properties, revenues and rights of every description;

(ii)                     the “European interbank market” means the interbank market for Euro operating in Participating Member States;

(iii)                  a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended or novated;

(iv)                 “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)                    a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

(vi)                 a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(vii)              a provision of law is a reference to that provision as amended or re-enacted; and

(viii)           unless a contrary indication appears, a time of day is a reference to London time.

(b)                                     Dutch Terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(i)                        a winding-up, administration or dissolution includes a Dutch entity being:

(A)                declared bankrupt (failliet verklaard);
(B)                  dissolved (ontbonden);

(ii)                     a moratorium includes surséance van betaling and granted a moratorium includes surséance verleend;

(iii)                  a trustee in bankruptcy includes a curator;

(iv)                 an administrator includes a bewindvoerder;

(v)                    a(n) (administrative) receiver does not include a curator or bewindvoerder; and

(vi)                 an attachment includes a beslag.

(c)                                      Section, Clause and Schedule headings are for ease of reference only.

(d)                                     Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)                                      A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived.

1.3                           Third Party Rights

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

SECTION 2
THE FACILITY

2.                                 THE FACILITY

2.1                           The Facility

Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving loan facility incorporating the Swingline Facility in an aggregate amount equal to the Total Commitments.

2.2                           Swingline Facility

Subject to the terms of this Agreement the Swingline Lenders make available to the Borrowers a swingline loan facility, available in Euro in an aggregate amount equal to the Total Swingline Commitments.

2.3                         Lenders’ rights and obligations

(a)                                      The obligations of each Lender under the Finance Documents are several.  Failure by a Lender to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.  No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)                                     The rights of each Lender under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Lender from an Obligor shall be a separate and independent debt.

(c)                                      A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.                                 PURPOSE

3.1                           Purpose

(a)                                      Each Borrower shall apply all amounts borrowed by it under the Facility for the general corporate purposes of the Group.

(b)                                     Each Borrower shall apply all amounts borrowed by it under the Swingline Facility towards refinancing any note or other instrument maturing under a Euro commercial paper programme of a member of the Group.  A Swingline Loan may not be applied in repayment or prepayment of another Swingline Loan.

3.2                           Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.                                 CONDITIONS OF UTILISATION

4.1                           Initial conditions precedent

No Borrower may deliver a Utilisation Request unless the Facility Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions precedent) in form and substance satisfactory to the Facility Agent.  The Facility Agent shall notify the Company and the Lenders promptly upon being so satisfied.

4.2                           Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)                                      in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

(b)                                     the Repeating Representations to be made by each Obligor are true in all material respects.

4.3                           Conditions relating to Optional Currencies

(a)                                      A currency will constitute an Optional Currency in relation to a Loan if:

(i)                        it is readily available in the amount required and freely convertible into the Base Currency in the Relevant Interbank Market on the Quotation Day and the Utilisation Date for that Loan; and

(ii)                     it is Sterling, US Dollars, Swiss Francs or it has been approved by the Facility Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Facility Agent of the Utilisation Request for that Loan.

(b)                                     If by the Specified Time the Facility Agent has received a written request from the Company for a currency to be approved under paragraph (a)(ii) above, the Facility Agent will notify the Lenders of that request by the Specified Time.  Based on any responses received by the Facility Agent by the Specified Time, the Facility Agent will confirm to the Company by the Specified Time:

(i)                        whether or not the Lenders have granted their approval; and

(ii)                     if approval has been granted, the minimum amount (and, if required, integral multiples) for any subsequent Utilisation in that currency.

4.4                           Maximum number of Loans

(a)                                      A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than 10 Facility Loans would be outstanding.

(b)                                     Any Loan made by a single Lender under Clause 8.2 (Unavailability of a currency) shall not be taken into account in this Clause 4.4.

SECTION 3

UTILISATION

5.           UTILISATION

5.1         Delivery of a Utilisation Request

Subject to Clause 6 (Utilisation - Swingline Loans) a Borrower may utilise a Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2         Completion of a Utilisation Request

(a)             Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)        the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(ii)       the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

(iii)      the proposed Interest Period complies with Clause 12 (Interest Periods); and

(iv)      it specifies the account and bank (which must be in the principal financial centre of the country of the currency of the Utilisation or, in the case of Euro, the principal financial centre of a Participating Member State in which banks are open for general business on that day or London) to which the proceeds of the Utilisation are to be credited.

(b)            Only one Loan may be requested in each Utilisation Request.

5.3         Currency and amount

(a)             The currency specified in a Utilisation Request must be the Base Currency or an Optional Currency.

(b)            The amount of the proposed Loan must be:

(i)        if the currency selected is the Base Currency a minimum of €5,000,000 or, if less, the Available Facility; or

(ii)       if the currency selected is an Optional Currency, a minimum amount (or an integral multiple, if required) specified by the Facility Agent pursuant to paragraph (b)(ii) of Clause 4.3 (Conditions relating to Optional Currencies) or, if less, the equivalent in such Optional Currency of the Available Facility.

5.4         Lenders’ participation

(a)             If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available through its Facility Office.

(b)            The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)             The Facility Agent shall notify each Lender of the amount, currency and the Base Currency Amount of each Loan by the Specified Time.

6.           UTILISATION - SWINGLINE LOANS

6.1         General

The following provisions do not apply to Swingline Loans:

(a)             Clause 5 (Utilisation);

(b)            Clause 8 (Optional currencies);

(c)             Clause 11 (Interest) as it applies to the calculation of interest on a Loan but not default interest on an overdue amount;

(d)            Clause 12 (Interest Periods); and

(e)             Clause 13 (Changes to the calculation of interest).

6.2         Delivery of a Utilisation Request for Swingline Loans

(a)             A Borrower may utilise the Swingline Facility by delivery to the Swingline Agent (copied to the Facility Agent) of a duly completed Utilisation Request in the form of Part II of Schedule 3 (Utilisation Request - Swingline Loans) not later than the Specified Time.

(b)            Each Utilisation Request for a Swingline Loan must be sent to the Swingline Agent to the address in London notified by the Swingline Agent for this purpose with a copy to the Facility Agent at the address referred to in Clause 32 (Notices).

6.3         Completion of a Utilisation Request for Swingline Loans

(a)             Each Utilisation Request for a Swingline Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)        it identifies the Borrower;

(ii)       it specifies that it is for a Swingline Loan;

(iii)      the proposed Utilisation Date is a Business Day within the Availability Period;

(iv)      the Swingline Loan is denominated in Euro;

(v)       the amount of the proposed Swingline Loan is not more than the Available Facility  under the Swingline Facility and is a minimum of €1,000,000 or, if less, the Available Facility under the Swingline Facility; and

(vi)      the proposed Interest Period:

(A)     does not overrun the Termination Date; and
(B)      is a period of not more than five TARGET Days; and
(C)      ends on a TARGET Day.

(b)            Only one Swingline Loan may be requested in each Utilisation Request.

6.4         Swingline Lenders participation

(a)             If the conditions set out in this Agreement have been met each Swingline Lender shall make its participation in each Swingline Loan available through its Facility Office in London or in the principal financial centre of a Participating Member State.

(b)            The relevant Swingline Lenders will only be obliged to comply with paragraph (a) above if on the date of the Utilisation Request and on the proposed Utilisation Date:

(i)        no Default is continuing or would result from the proposed Utilisation; and

(ii)       the Repeating Representations to be made by each Obligor are true in all material respects.

(c)             The amount of each Swingline Lender’s participation in each Swingline Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Swingline Loan, adjusted to take account of any limit applying under Clause 6.5 (Relationship with the Facility).

(d)            The relevant Swingline Agent shall determine the Base Currency Amount of each Swingline Loan and notify each Swingline Lender of the amount of each Swingline Loan and its participation in that Swingline Loan by the Specified Time.

6.5         Relationship with the Facility

(a)             Notwithstanding any other term of this Agreement a Lender is only obliged to participate in a Facility Loan or a Swingline Loan to the extent that it would not result in the Base Currency Amount of its participation and that of a Lender which is its Affiliate in the Facility Loans (including the Swingline Loans) exceeding its Facility Commitment.

(b)            Where, but for the operation of paragraph (a) above, the Base Currency Amount of a Lender’s participation and that of a Lender which is its Affiliate in the Facility Loans (including the Swingline Loans) would have exceeded its

Facility Commitment, the excess will be apportioned among the other Lenders participating in the relevant Loan pro rata according to their relevant Commitments.  This calculation will be applied as often as necessary until the Loan is apportioned among the relevant Lenders in a manner consistent with paragraph (a) above.

6.6         Automatic Facility Loan

(a)             In the event that a Borrower does not repay a Swingline Loan made to it in full on the last day of its Interest Period, on the Business Day falling 3 Business Days prior to such day, that Borrower shall be deemed to have served a Utilisation Request for a Facility Loan (not being a Swingline Loan) to be made on such day in the amount and currency of such Swingline Loan and with an Interest Period of 5 Business Days and such Facility Loan shall be made on such day in accordance with Clause 5.4 (Lenders’ participation) and the proceeds thereof applied in repayment of the said Swingline Loan.

(b)            Clause 4.2 (Further conditions precedent) shall not apply to any Facility Loan to which this Clause 6.6 refers.

(c)             In the circumstances set out in paragraph (a) above, to the extent that it is not possible to make a Facility Loan due to the insolvency of a Borrower, the Lenders will indemnify (pro-rata to their Facility Commitments) the Swingline Lenders for any loss that they incur as a result of the relevant Swingline Loan.

7.           SWINGLINE LOANS

7.1         Repayment of Swingline Loans

Each Borrower that has drawn a Swingline Loan shall repay that Swingline Loan on the last day of its Interest Period.

7.2         Voluntary Prepayment of Swingline Loans

(a)             The Borrower to which a Swingline Loan has been made may prepay at any time (without any premium or penalty) the whole of that Swingline Loan.

(b)            Unless a contrary indication appears in this Agreement, any part of a Swingline Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

7.3         Interest

(a)             The rate of interest on each Swingline Loan for any day during its Interest Period is the aggregate of 0.20 per cent. per annum and the rate per annum determined by the Swingline Agent to be the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Swingline Agent at its request quoted by the relevant Reference Banks as being their then generally applicable rate for same day funding in Euro to leading banks in the

European interbank market save that if only one Reference Bank is able to provide the rates as described above, each Swingline Lender shall supply the Swingline Agent with its rate for same day funding in Euro to leading banks in the European interbank market and the rate of interest payable to each Swingline Lender shall be the aggregate of 0.20 per cent. per annum and such rate.

(b)            The Swingline Agent shall promptly notify the relevant Swingline Lender and the Borrower of the determination of the rate of interest under paragraph (a) above.

(c)             If any day during an Interest Period is not a TARGET Day the rate of interest on a Swingline Loan on that day will be the rate applicable to the immediately preceding TARGET Day.

(d)            Each Borrower shall pay accrued interest on each Swingline Loan made to it on the last day of its Interest Period.

7.4         Interest Period

(a)             Each Swingline Loan has one Interest Period only which shall not exceed a period of 5 TARGET Days.

(b)            The Interest Period for a Swingline Loan must be selected in the relevant Utilisation Request.

7.5         Conditions of assignment or transfer of the Facility

Notwithstanding any other term of this Agreement (including Clause 25 (Changes to the Lenders)), each Lender shall ensure that at all times its Facility Commitment is not less than:

(a)             its Swingline Commitment; or

(b)            if it does not have a Swingline Commitment, the Swingline Commitment of a Lender which is its Affiliate.

8.           OPTIONAL CURRENCIES

8.1         Selection of currency

A Borrower (or the Company on behalf of a Borrower) shall select the currency of a Loan in a Utilisation Request.

8.2         Unavailability of a currency

If before the Specified Time on any Quotation Day:

(a)             the Facility Agent has received notice from a Lender that the Optional Currency requested is not readily available to it in the amount required; or

(b)            a Lender notifies the Facility Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Facility Agent will give notice to the relevant Borrower to that effect by the Specified Time on that day.  In this event, any Lender that gives notice pursuant to this Clause 8.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount or, in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the maturing Loan that is due to be repaid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

8.3         Facility Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

9.           REPAYMENT

9.1         Repayment of Facility Loans

Each Borrower which has drawn a Facility Loan shall repay that Facility Loan on the last day of its Interest Period.

10.        PREPAYMENT AND CANCELLATION

10.1       Illegality

If it becomes unlawful in any jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund its participation in any Loan:

(a)             that Lender shall promptly notify the Facility Agent upon becoming aware of that event;

(b)            upon the Facility Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and

(c)             each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Facility Agent (being no earlier than the last day of any applicable grace period permitted by law).

10.2       Change of control

(a)             If any person or group of persons acting in concert gains control of the Company:

(i)        subject to any obligation on the Borrowers or the Company preventing the same, which is imposed by law, the City Code on Takeovers and Mergers or any relevant Stock Exchange, the Company shall promptly notify the Facility Agent upon becoming aware of that event;

(ii)       if the Majority Lenders so require within 15 days, the Facility Agent and the Company shall enter into negotiations in good faith (for a period of not more than 30 days) with a view to agreeing alternative terms for continuing the Facilities, and during that 30 day period no Borrower may make a Utilisation (except for a Rollover Loan) unless otherwise agreed by the Majority Lenders;

(iii)      any alternative basis agreed pursuant to sub-paragraph (ii) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties;

(iv)      if within 30 days after the Facility Agent has so requested the Company to enter into negotiations no alternative basis has been so agreed then, if the Majority Lenders so require within 30 days after the end of that 30 day period, the Facility Agent shall, by not less than 30 days’ notice to the

Company, cancel the Facilities and declare all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

(b)            For the purpose of paragraph (a) above “control” has the meaning given to it in section 416(2) of the Taxes Act.

(c)             For the purpose of paragraph (a) above “acting in concert” has the meaning given to it in the City Code on Takeovers and Mergers.

10.3       Voluntary cancellation

The Company may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of €5,000,000) of an Available Facility.  Any cancellation under this Clause 10.3 shall reduce the Commitments of the Lenders rateably under that Facility.

10.4       Voluntary prepayment of Loans

The Borrower to which a Loan has been made may, if it gives the Facility Agent not less than 5 Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the Base Currency Amount of the Loan by a minimum amount of €5,000,000).

10.5       Right of repayment and cancellation in relation to a single Lender

(a)             If:

(i)        any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 15.2 (Tax gross-up); or

(ii)       any Lender claims indemnification from the Borrowers under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased costs),

the Company may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Facility Agent notice of cancellation of the Commitment of that Lender and/or its intention to procure the repayment of that Lender’s participation in the Loans.

(b)            On receipt of a notice referred to in paragraph (a) above the Commitment of that Lender shall immediately be reduced to zero.

(c)             On the last day of each Interest Period which ends after the Company has given notice under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan.

10.6       Restrictions

(a)             Any notice of cancellation or prepayment given by any Party under this Clause 10 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)            Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)             Except where repayment occurs pursuant to paragraph (c)(ix)(B)(2) of Clause 23.3 (Negative Pledge), or where any other contrary indication appears in this Agreement, any Facility Loan which is prepaid may be reborrowed in accordance with the terms of this Agreement.

(d)            The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)             No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)             If the Facility Agent receives a notice under this Clause 10 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate.

SECTION 5

COSTS OF UTILISATION

11.         INTEREST

11.1       Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)             Margin;

(b)            LIBOR or, in relation to any Loan in Euro, EURIBOR; and

(c)             Mandatory Cost, if any.

The rate of interest on Swingline Loans will be determined in accordance with Clause 7.3 (Interest).

11.2       Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six monthly intervals after the first day of the Interest Period).

11.3       Default interest

(a)             If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which is the sum of 1 per cent. per annum and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably).

(b)            If the overdue amount is principal of a Loan and became due on a day other than the last day of an Interest Period relating to that Loan, the first Interest Period applicable to that overdue amount shall be of a duration equal to the unexpired portion of that Interest Period and the rate of interest on that overdue amount for that Interest Period shall be the sum of 1 per cent. per annum and the rate applicable to it immediately before it became due.

(c)             Any interest accruing under this Clause 11.3 shall be immediately payable by the Obligor on demand by the Facility Agent.

(d)            Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

11.4       Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

12.         INTEREST PERIODS

12.1       Selection of Interest Periods

(a)             A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan.

(b)            Subject to this Clause 12, a Borrower (or the Company) may select an Interest Period of 1, 2, 3 or 6 Months or any other period agreed between the Company and the Facility Agent (acting on the instructions of all the Lenders).

(c)             An Interest Period for a Loan shall not extend beyond the Termination Date applicable to its Facility.

(d)            Each Facility Loan has one Interest Period only.

12.2       Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

13.         CHANGES TO THE CALCULATION OF INTEREST

13.1       Absence of quotations

Subject to Clause 13.2 (Market disruption), if LIBOR or, if applicable, EURIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR or EURIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

13.2       Market disruption

(a)             If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)        the Margin;

(ii)       the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

(iii)      the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

(b)            In this Agreement “Market Disruption Event” means:

(i)        at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Facility Agent to determine LIBOR or, if applicable, EURIBOR for the relevant currency and period; or

(ii)       before close of business in London on the Quotation Day for the relevant Interest Period, the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR or, if applicable, EURIBOR.

13.3       Alternative basis of interest or funding

(a)             If a Market Disruption Event occurs and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b)            Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.

13.4       Break Costs

(a)             Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)            Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

14.         FEES

14.1       Commitment Fee

(a)             The Borrowers shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed daily at the rate of 0.06 per cent. per annum on that Lender’s Available Commitment under the Facility on each day during the Availability Period applicable to the Facility

(b)            The accrued commitment fee is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

14.2       Participation fee

The Borrowers shall pay to the Facility Agent for the account of each Lender a participation fee in the amount and at the times agreed in a Fee Letter.

14.3       Arrangement fee

The Borrowers shall pay to the Facility Agent for the account of each Arranger an arrangement fee in the amount and at the times agreed in a Fee Letter.

14.4       Utilisation fee

(a)             The Borrowers shall pay to the Facility Agent (for the account of each Lender) a fee in the Base Currency computed at the applicable rate on each Lender’s participation in the Loans for the Availability Period. The “applicable rate” for any day on which the amount of its participation in the Loans:

(i)        is less than 33 1/3 per cent. of the amount of its Commitment on that day is zero;

(ii)       equals or exceeds 33 1/3 per cent. but is less than 66 2/3 per cent. of the Facility on that day is 0.025 per cent. per annum; and

(iii)      equals or exceeds 66 2/3 per cent., of the amount of the Facility on that day is 0.05 per cent. per annum.

In relation to any day on which a Lender’s Commitment equals zero but its      participation in the Loans does not, for the purpose of calculating the utilisation fee its Commitment shall be deemed to be the amount at which it stood immediately before it first equalled zero.

(b)            The accrued utilisation fee is payable on the last day of each successive period of three Months which ends during the Availability Period applicable to the Facility, on the last day of the Availability Period applicable to the Facility and at the time the cancellation of the relevant Lender’s Commitment is effective or, if later, the last day on which any part of its participation in the Loans becomes repayable.

14.5       Agency Fee

The Company shall pay to the Facility Agent (for the account of the Agents) an agency fee in the amount and at the times agreed in a Fee Letter.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

15.         TAX GROSS UP AND INDEMNITIES

15.1       Definitions

(a)             In this Clause 15:

“Protected Party” means a Finance Party which is or will be, for or on account of Tax, subject to any liability or required to make any payment in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means a Lender which is (on the date a payment falls due):

(i)        within the charge to United Kingdom corporation tax as respects that payment and that is a Lender in respect of an advance made by a person that was a bank (as defined for the purpose of section 349 of the Taxes Act in section 840A of the Taxes Act) at the time that advance was made; or

(ii)       entitled to the payment under a double taxation agreement in force on the date (subject to the completion of any necessary formalities) without a Tax Deduction (a “Treaty Lender”).

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by an Obligor to a Finance Party under Clause 15.2 (Tax gross-up) or a payment under Clause 15.3 (Tax indemnity).

(b)            In this Clause 15 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

(c)             If section 349 or section 840A of the Taxes Act is repealed, modified, extended or re-enacted, the Facility Agent may at any time and from time to time (with the consent of the Company, acting reasonably) amend the definition of “Qualifying Lender” in such manner as will leave the parties hereto in substantially the same commercial position as on the date of this Agreement by giving notice of the amended definition to the Company and the Lenders.

15.2       Tax gross-up

(a)             Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)            The Company or a Lender shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Facility Agent accordingly.  If the Facility Agent receives such notification from a Lender it shall notify the Company and that Obligor.

(c)             If a Tax Deduction is required by law to be made by an Obligor (provided, in the case of a Tax Deduction for payments made by Finance PLC, such Tax Deduction occurs in one of the circumstances set out in paragraph (d) below), the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)            The circumstances referred to in paragraph (c) above are where a person entitled to the payment:

(i)        is an Agent or the Arranger (on its own behalf); or

(ii)       is a Qualifying Lender, unless that Qualifying Lender is a Treaty Lender and Finance PLC is able to demonstrate that the Tax Deduction is required to be made as a result of the failure of that Qualifying Lender to comply with paragraph (g) below; or

(iii)      is not or has ceased to be a Qualifying Lender to the extent that this altered status results from any change after the date of this Agreement in (or in the interpretation, administration, or application of) any law or double taxation agreement or any published practice or published concession of any relevant taxing authority.

(e)             If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(f)             Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Facility Agent for the Finance Party entitled to the payment an original receipt, certified copy thereof or, if unavailable, evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(g)            A Treaty Lender and Finance PLC shall co-operate in completing any procedural formalities necessary for Finance PLC to obtain authorisation to make that payment without a Tax Deduction.

15.3       Tax indemnity

(a)             The Borrowers shall (within three Business Days of demand by the Facility Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines has been (directly or indirectly) suffered for or on account of Tax by that Protected Party.

(b)            Paragraph (a) above shall not apply with respect to any Tax assessed on a Finance Party:

(i)        under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(ii)       under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party.

(c)             A Protected Party making, or intending to make, a claim pursuant to paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent shall notify the Company.

(d)            A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Facility Agent.

15.4       Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)             a Tax Credit is attributable to that Tax Payment; and

(b)            that Finance Party has obtained, utilised and retained that Tax Credit as determined on an affiliated group basis,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Obligor.

15.5       Stamp taxes

The Borrowers shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

15.6       Value added tax

(a)             All consideration payable under a Finance Document by an Obligor to a Finance Party shall be deemed to be exclusive of any VAT.  If VAT is chargeable, the Obligor shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT.

(b)            Where a Finance Document requires an Obligor to reimburse a Finance Party for any costs or expenses, that Obligor shall also at the same time pay and indemnify that Finance Party against all VAT incurred by that Finance Party in respect of the costs or expenses save to the extent that that Finance Party is entitled to repayment or credit in respect of VAT.

16.         Increased Costs

16.1       Increased costs

(a)             Subject to Clause 16.3 (Exceptions) the Borrowers shall, within three Business Days of a demand by the Facility Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

(b)            In this Agreement “Increased Costs” means:

(i)        a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)       an additional or increased cost;

(iii)      additional costs in connection with compliance with maintenance of capital pursuant to Basel II; or

(iv)      a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2       Increased cost claims

(a)             A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased costs) shall notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent shall promptly notify the Company.

(b)            Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Costs.

16.3       Exceptions

(a)             Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)        attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)       compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 15.3 (Tax indemnity) applied);

(iii)      compensated for by the payment of the Mandatory Cost; or

(iv)      attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)            In this Clause 16.3, a reference to a “Tax Deduction” has the same meaning given to the term in Clause 15.1 (Definitions).

17.         Other Indemnities

17.1       Currency indemnity

(a)             If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)        making or filing a claim or proof against that Obligor;

(ii)       obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)            Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2       Other indemnities

The Borrowers shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Lender against any cost, loss or liability incurred by that Lender as a result of:

(a)             the occurrence of any Event of Default;

(b)            a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 29 (Sharing among the Lenders);

(c)             funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Lender alone); or

(d)            a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company.

17.3       Indemnity to the Facility Agent

The Borrowers shall promptly indemnify the Facility Agent against any cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)             investigating any event which it reasonably believes is a Default; or

(b)            entering into or performing any foreign exchange contract for the purposes of Clause 8 (Optional Currencies); or

(c)             acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

18.         Mitigation By The Lenders

18.1       Mitigation

(a)             Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under, or cancelled pursuant to, any of Clause 10.1 (Illegality), Clause 15 (Tax gross-up and indemnities) or Clause 16 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)            Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

18.2       Limitation of liability

(a)             The Borrowers shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)            A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19.         Costs And Expenses

19.1       Transaction expenses

Subject to any cap separately agreed between the Arranger and any Obligor, the Borrowers shall promptly on demand pay the Facility Agent and the Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)             this Agreement and any other documents referred to in this Agreement; and

(b)            any other Finance Documents executed after the date of this Agreement.

19.2       Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 30.9 (Change of currency), the Borrowers shall, within three Business Days of demand, reimburse the Facility Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Facility Agent in responding to, evaluating, negotiating or complying with that request or requirement.

19.3       Enforcement costs

The Borrowers shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

SECTION 7

GUARANTEE

20.         Guarantee And Indemnity

20.1       Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)             guarantees to each Finance Party punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

(b)            undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)             indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

20.2       Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3       Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)             the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)            each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

20.4       Waiver of defences

The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party) including:

(a)             any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)            the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)             the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)            any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)             any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

(f)             any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)            any insolvency or similar proceedings.

20.5       Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20.  This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.6       Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)             refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)            hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 20.

20.7       Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

(a)             to be indemnified by an Obligor;

(b)            to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or

(c)             to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

20.8       Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21.         Representations

Each Obligor makes the representations and warranties set out in this Clause 21 (other than 21.20 (PMP Representations - Lenders) to each Finance Party on the date of this Agreement.

21.1       Status

(a)             It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)            It and each of its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.2       Binding obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), legal, valid, binding and enforceable obligations.

21.3       Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)             any law or regulation applicable to it, breach of which could reasonably be expected to have a Material Adverse Effect;

(b)            the constitutional documents of any member of the Group; or

(c)             any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets breach of which could reasonably be expected to have a Material Adverse Effect.

21.4       Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

21.5       Validity and admissibility in evidence

All Authorisations required or desirable:

(a)             to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)            to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation,

have been obtained or effected and are in full force and effect.

21.6       Governing law and enforcement

(a)             The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

(b)            Any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation, subject to any general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation).

21.7       Deduction of Tax

Neither Borrower is required under the law of its jurisdiction of incorporation in force at the date of this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document provided that, in the case of payments by Finance PLC, each Lender falls within the definition of Qualifying Lender in Clause 15.1 (Definitions).

21.8       No filing or stamp taxes

Under the law of its jurisdiction of incorporation in force at the date of this Agreement it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that, except as described in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation), any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

21.9       No default

(a)             No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)            No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Material Subsidiaries or to which its (or its Material Subsidiaries’) assets are subject which might reasonably be expected to have a Material Adverse Effect.

21.10     No misleading information

(a)             Any factual information provided by or on behalf of a member of the Group and contained in the Information Package was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)            So far as it is aware, nothing has occurred or been omitted from the Information Package, and no information has been given or withheld, that results in the information contained in the Information Package being untrue or misleading in any material respect.

21.11     Financial statements

(a)             Its Original Financial Statements were prepared in accordance with IAS consistently applied.

(b)            Its Original Financial Statements give a true and fair view of its financial condition and operations (consolidated in the case of the Company) as at the end of and for the relevant financial year unless expressly disclosed to the contrary in those financial statements or in writing by the Company to the Facility Agent before the date of this Agreement.

21.12     No Material Adverse Change

There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group taken as a whole, in the case of the Company) since the date as at which the Original Financial Statements were prepared.

21.13     Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

21.14     No proceedings pending or threatened

Save as disclosed in Schedule 8 (Disclosure), no litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which are reasonably likely to be adversely determined and, if so adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

21.15     No Winding-up

No Material Subsidiary or Obligor has taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of its knowledge and belief) threatened against such Material Subsidiary or Obligor for its winding-up, dissolution, administration or re-organisation (whether by voluntary arrangement, scheme of arrangement or otherwise) or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or any or all of its assets or revenues.

21.16     Security

No Security exists over all or any of the present or future revenues or assets of any member of the Group (except as permitted under paragraphs (c)(i) to (xi) of Clause 23.3 (Negative Pledge)).

21.17     Material Subsidiaries

Each member of the Group which, as at the date of this Agreement, is a Material Subsidiary is listed in Part IV of Schedule 1 (Material Subsidiaries).

21.18     Ownership of Borrowers

Each Borrower is a wholly-owned Subsidiary of the Company.

21.19     Dutch Banking Act

Subject to the representations set out in Clause 21.20 (PMP Representations - Lenders) each Dutch Obligor is in compliance with the Dutch Banking Act and any regulations issued pursuant thereto (including, but not limited to, the Policy Guidelines and the Exemption Regulation).

21.20     PMP Representations - Lenders

(a)             Each Lender which is a party to this Agreement on the date hereof represents and warrants to the Dutch Borrower that it is a PMP and (ii) it is aware that it does not benefit from the (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities which are subject to the prohibition of Section 82 of the Dutch Banking Act.

(b)            If on the date on which a New Lender as defined in Clause 25.1 (Assignments and transfers by the Lenders) becomes a Lender, it is a requirement of Dutch law that such New Lender is a PMP, each New Lender represents and warrants to the Borrower on the date on which it becomes a party to this Agreement as a Lender that it is a PMP.

(c)             Each such Lender and New Lender acknowledges that the Dutch Borrower has relied upon such representation and warranty.

21.21     Tax Status

No notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) or section 16d of the Social Insurance Coordination Act (Coördinatiewet Sociale Verzekeringen) has been given by any member of the Group.

21.22     Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

22.         Information Undertakings

The undertakings in this Clause 22 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

22.1       Financial statements

The Company shall supply to the Facility Agent in sufficient copies for all the Lenders:

(a)             as soon as the same become available, but in any event within 120 days after the end of each of its financial years:

(i)        its audited consolidated financial statements for that financial year; and

(ii)       the financial statements (audited, if prepared) of each Obligor for that financial year; and

(b)            as soon as the same become available, but in any event within 90 days after the end of each half of each of its financial years its consolidated financial statements (if produced) for that financial half year.

22.2       Compliance Certificate

(a)             The Company shall supply to the Facility Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) of Clause 22.1 (Financial statements), a Compliance Certificate listing the Material Subsidiaries as at the end of the relevant financial year.

(b)            Each Compliance Certificate shall be signed by two directors of the Company and, if requested by the Facility Agent stating that it is of the opinion that such Compliance Certificate is inaccurate (such opinion to be based on reasonable grounds) the Company shall deliver a further Compliance Certificate in relation to the relevant financial statements, by the Company’s auditors.

22.3       Requirements as to financial statements

(a)             Each set of financial statements delivered by the Company pursuant to Clause 22.1 (Financial statements) shall be certified by a director or other senior officer of the relevant company as fairly representing its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b)            The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 22.1 (Financial statements) is prepared using IAS, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Facility Agent that there has been a change in IAS, the accounting practices or reference periods in which case the Company shall deliver to the Facility Agent:

(i)        a description of any change necessary for those financial statements to reflect the IAS, accounting practices and reference periods upon which that Obligor’s Original Financial Statements were prepared; and

(ii)       sufficient information, in form and substance as may be reasonably required by the Facility Agent, to enable the Lenders to make an accurate comparison between the financial position indicated in those financial statements and that Obligor’s Original Financial Statements.

22.4       Information: miscellaneous

The Company shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests):

(a)             all documents dispatched by the Company to its shareholders (or any class of them) or its creditors generally at the same time as they are dispatched; and

(b)            promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Facility Agent) may reasonably request.

22.5       Notification of default

(a)             Each Obligor shall notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)            Promptly upon a request by the Facility Agent, the Company shall supply to the Facility Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.6       “Know your customer” checks

(a)             If:

(i)        the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)       any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

(iii)      a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other checks in relation to any relevant person pursuant to the transactions contemplated in the Finance Documents.

(b)            Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied with the results of all necessary “know your customer” or other checks on Lenders or prospective new Lenders pursuant to the transactions contemplated in the Finance Documents.

23.         General Undertakings

The undertakings in this Clause 23 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

23.1       Authorisations

Each Obligor shall promptly:

(a)             obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)            supply certified copies to the Facility Agent of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its material obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence (subject to any general principles of law which are referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation)) in its jurisdiction of incorporation of any material provision of any Finance Document.

23.2       Compliance with laws

Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

23.3       Negative pledge

(a)             No Obligor shall (and the Company shall ensure that no Material Subsidiary will) create or permit to subsist any Security over any of its assets.

(b)            No Obligor shall (and the Company shall ensure that no Material Subsidiary will):

(i)        sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)       sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)      enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)      enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)             Paragraphs (a) and (b) above do not apply to:

(i)        any Security listed in Schedule 7 (Existing Security) except to the extent the principal amount secured by that Security exceeds the amount stated in that Schedule;

(ii)       any netting or set-off arrangement entered into by an Obligor or a Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;

(iii)      any lien arising by operation of law and in the ordinary course of trading;

(iv)      any Security over or affecting any asset acquired by an Obligor or a Material Subsidiary after the date of this Agreement if:

(A)     the Security was not created in contemplation of the acquisition of that asset by that Obligor or Material Subsidiary;
(B)      the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by that Obligor or Material Subsidiary; and
(C)      the Security is removed or discharged within 6 months of the date of acquisition of such asset;

(v)       any Security over or affecting any asset of any company which becomes a Material Subsidiary after the date of this Agreement, where the Security is created prior to the date on which that company becomes a member of the Group, if:

(A)     the Security was not created in contemplation of the acquisition of that company;
(B)      the principal amount secured has not increased in contemplation of or since the acquisition of that company; and
(C)      the Security is removed or discharged within 6 months of that company becoming a Material Subsidiary;

(vi)      any title transfer or retention of title arrangement entered into by an Obligor or a Material Subsidiary in the normal course of its trading activities on the counterparty’s standard or usual terms;

(vii)     any Security which has been approved by the Majority Lenders;

(viii)    any Security arising on any goods or related documents of title arising in the ordinary course of business in favour of any bank or other financial institution in connection with the raising of finance directly in connection with the purchase of such goods;

(ix)      any transaction falling within paragraph (b)(i) above:

(A)     to the extent that the aggregate consideration received for the relevant asset, together with all previous assets sold, transferred or disposed of does not exceed  €125,000,000, or its equivalent in other currencies; or
(B)      if the consideration received for the relevant asset sold, transferred or disposed of, when aggregated with the consideration received for all previous assets sold, transferred or disposed of, exceeds €125,000,000 or its, equivalent in other currencies:
(1)       all or part of the Available Facilities is, within 15 Business Days, cancelled in accordance with Clause 10.3 (Voluntary cancellation) and/or (at the Company’s discretion)
(2)       all or part of the Loans then outstanding are, on or before the end of the then current Interest Period (or if such Interest Period ends within 10 Business Days, the next succeeding Interest Period), prepaid in accordance with Clause 10.4 (Voluntary prepayment) (in which case the amount so prepaid shall not be available for redrawing and the Commitments shall be reduced accordingly)

and the aggregate amount (in the Base Currency) so cancelled and/or prepaid is not less than the amount of the excess consideration over €125,000,000 detailed in paragraph (A) above;

(x)       any Security not falling within paragraphs (i) to (ix) above, provided that the aggregate amount of indebtedness secured by all Security falling within this paragraph shall not, at any time, exceed €100,000,000; and

(xi)      any Security for the sole purpose of extending, renewing or replacing in whole or in part indebtedness secured by any Security referred to in the foregoing paragraphs (i) to (x), inclusive, or in this paragraph (xi), provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the Security so extended, renewed or replaced.

23.4       Disposals

(a)             No Obligor shall (and the Company shall ensure that no Material Subsidiary will) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b)            Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)        made in the ordinary course of business for fair market value;

(ii)                     of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)                  of obsolete assets;

(iv)                 by any member of the Group to an Obligor or Material Subsidiary;

(v)                    on arms length terms to Coca-Cola;

(vi)                 on arms length terms of the Group’s 50 per cent. interest in Brewinvest S.A.;

(vii)              which is permitted pursuant to Clause 23.3 (Negative pledge); or

(viii)           where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) to (vii) above) does not exceed €100,000,000 in any financial year.

23.5                     Merger

Save to the extent permitted under Clause 23.4 (Disposals) or with the prior consent of the Majority Lenders, no Obligor shall (and the Company shall ensure that no other Material Subsidiary will) enter into any amalgamation, demerger, merger or corporate reconstruction other than any intra-Group merger (provided that, in the case of any intra-Group merger between members of the Group and any Obligor, that Obligor is the surviving entity).

23.6                     Change of business

The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group or the Obligors taken as a whole from that carried on at the date of this Agreement.

24.                           Events Of Default

Each of the events or circumstances set out in Clause 24 is an Event of Default.

24.1                     Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)                                      its failure to pay is caused by administrative or technical error; and

(b)                                     payment is made within 3 Business Days of its due date.

24.2                     Obligations

(a)                                      An Obligor does not comply with any provision of the Finance Documents (other than that referred to in Clause 24.1 (Non-payment)).

(b)                                     No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 21 days of the Facility Agent giving notice to the Company or the Company becoming aware of the failure to comply.

24.3                     Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

24.4                     Cross default

(a)                                      Any Financial Indebtedness of an Obligor or a Material Subsidiary is not paid when due nor within any originally applicable grace period.

(b)                                     Any Financial Indebtedness of an Obligor or a Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)                                      Any commitment for any Financial Indebtedness of an Obligor or a Material Subsidiary is cancelled or suspended by a creditor of an Obligor or a Material Subsidiary as a result of an event of default (however described).

(d)                                     Any creditor of an Obligor or a Material Subsidiary becomes entitled to declare any Financial Indebtedness of an Obligor or a Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described).

(e)                                      No Event of Default will occur under this Clause 24.4 if

(i)                        the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than €25,000,000 (or its equivalent in any other currency or currencies); or

(ii)                     in respect of paragraph (d), the relevant creditor is taking no significant action in respect of the relevant default.

24.5                     Insolvency

(a)                                      An Obligor or Material Subsidiary is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b)                                     The value of the assets of an Obligor or a Material Subsidiary is less than its liabilities (taking into account contingent and prospective liabilities) resulting in a state of affairs which renders that Obligor or Material Subsidiary insolvent under applicable local law.

(c)                                      A moratorium is declared in respect of all or any substantial part of the indebtedness of an Obligor or a Material Subsidiary.

24.6                     Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)                                      the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of an Obligor or Material Subsidiary other than a solvent liquidation or reorganisation of an Obligor or a Material Subsidiary;

(b)                                     a composition, assignment or arrangement with any creditor of an Obligor or a Material Subsidiary;

(c)                                      the appointment of a liquidator (other than in respect of a solvent liquidation), receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of an Obligor or a Material Subsidiary or any of its assets; or

(d)                                     enforcement of any Security over any assets of an Obligor or any member of the Group having an aggregate value of and in respect of indebtedness aggregating not less than the amount specified in paragraph (e)(i) of Clause 24.4 (Cross default), or any analogous procedure or step is taken in any jurisdiction.

24.7                     Creditors’ process

Any expropriation, attachment, sequestration, distress or execution affects the whole or any material part of the assets of an Obligor or a Material Subsidiary and is not discharged within 30 days.

24.8                     Ownership of the Obligors

A Borrower is not or ceases to be a Subsidiary which is wholly-owned (as to ordinary share capital) by the Company.

24.9                     Unlawfulness

It is or becomes unlawful for an Obligor to perform any of its material obligations under the Finance Documents.

24.10               Repudiation

An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

24.11               Loss of Anchor or Key Bottler Status

The Company loses its Anchor or Key Bottler Status.

24.12               Tax Status

A notice under Section 36 of the Tax Collection Act (Invorderingswet 1990) or section 16d of the Social Insurance Coordination Act) (Coördinatiewet Sociale Verzekeringen) has been given by any member of the Group.

24.13               Acceleration

On and at any time after the occurrence of an Event of Default the Facility Agent may, and shall if so directed by the Majority Lenders, by notice to the Company:

(a)                                      cancel the Total Commitments whereupon they shall immediately be cancelled;

(b)                                     declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)                                      declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders.

SECTION 9

CHANGES TO PARTIES

25.                           Changes To The Lenders

25.1                     Assignments and transfers by the Lenders

(a)                                      Subject to this Clause 25, a Lender (the “Existing Lender”) may:

(i)                        assign any of its rights; or

(ii)                     transfer by novation any of its rights and obligations,

to another bank or financial institution (the “New Lender”) provided that the New Lender is a Qualifying Lender, as defined in paragraph (a) Clause 15.1 (Definitions).

(b)                                     Any assignment or transfer by a Lender of its Commitment under this Clause 25 must be in a minimum amount of €5,000,000.

25.2                     Conditions of assignment or transfer

(a)                                      The consent of the Company (acting reasonably) is required for an assignment or transfer by a Lender, unless the assignment or transfer is (a) to another Lender or an Affiliate of a Lender; or (b) made at a time when an Event of Default is continuing.

(b)                                     The consent of the Company to an assignment or transfer must not be unreasonably withheld or delayed.  The Company will be deemed to have given its consent fifteen Business Days after the Lender has requested it unless consent is expressly refused by the Company (acting reasonably) within that time.

(c)                                      The consent of the Company to an assignment or transfer must not be withheld solely because the assignment or transfer may result in an increase to the Mandatory Cost.

(d)                                     An assignment will only be effective on receipt by the Facility Agent of written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender.

(e)                                      A transfer will only be effective if the procedure set out in Clause 25.5 (Procedure for transfer) is complied with. If the Existing Lender’s Facility Commitment exceeds its Swingline Commitment the Existing Lender may transfer or assign its Facility Commitment without transferring or assigning its Swingline Commitment until its Facility Commitment is equal to its Swingline Commitment. Thereafter a transfer or assignment by that Existing Lender to a New Lender of its Commitment shall only be effective if it transfers or assigns its share of each Facility pro rata.

(f)                                        The performance by the Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Lender and the New Lender.

(g)                                     If:

(i)                        a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)                     as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 15 (Tax gross-up and indemnities) or Clause 16 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

25.3                     Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of €1,500 unless such assignment or transfer is to an Existing Lender or an Affiliate of the Existing Lender whereby no fee will be payable.

25.4                     Limitation of responsibility of Existing Lenders

(a)                                      Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)                        the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)                     the financial condition of any Obligor;

(iii)                  the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

(iv)                 the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)                                     Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)                        has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)                     will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)                                      Nothing in any Finance Document obliges an Existing Lender to:

(i)                        accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 25; or

(ii)                     support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

25.5                     Procedure for transfer

(a)                                      Subject to the conditions set out in Clause 25.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (b) below when the Facility Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender.  The Facility Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)                                     On the Transfer Date:

(i)                        to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)                     each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)                  the Facility Agent, the Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Facility

Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under this Agreement; and

(iv)                 the New Lender shall become a Party as a “Lender”.

25.6                     Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

(a)                                      to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

(b)                                     with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or any Obligor; or

(c)                                      to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation,

any information about any Obligor, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraphs (a) and (b) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

26.                           Changes To The Obligors

26.1                     Assignments and transfer by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

SECTION 10

THE FINANCE PARTIES

27.                           Role Of The Agents And The Arranger

27.1                     Appointment of the Agents

(a)                                      Each of the Arranger and the Lenders appoints each Agent to act as its agent under and in connection with the Finance Documents.

(b)                                     Each of the Arranger and the Lenders authorises each Agent to exercise the rights, powers, authorities and discretions specifically given to it under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

27.2                     Duties of the Agents

(a)                                      Each Agent shall promptly forward to a Party the original or a copy of any document which is delivered to it for that Party by any other Party.

(b)                                     If an Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Lenders.

(c)                                      The Agents shall promptly notify the Lenders of any Default arising under Clause 24.1 (Non-payment).

(d)                                     Each Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

27.3                     Role of the Arranger

(a)                                      Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

(b)                                     Notwithstanding any other term of this Agreement, the obligations of each Arranger under this Agreement are several; the failure of any Arranger to perform such obligations shall not relieve any other Arranger of any of their respective obligations or liabilities under this Agreement, nor shall any Arranger be responsible for the obligations of any other Arranger under this Agreement.

27.4                     No fiduciary duties

(a)                                      Nothing in this Agreement constitutes an Agent or the Arranger as a trustee or fiduciary of any other person.

(b)                                     No Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

27.5                     Business with the Group

Each Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

27.6                     Rights and discretions of the Agents

(a)                                      Each Agent may rely on:

(i)                        any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)                     any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)                                     Each Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)                        no Default has occurred (unless it has actual knowledge of a Default arising under Clause 24.1 (Non-payment));

(ii)                     any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iii)                  any notice or request made by the Company (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(c)                                      Each Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)                                     Each Agent may act in relation to the Finance Documents through its personnel and agents.

27.7                     Majority Lenders’ instructions

(a)                                      Unless a contrary indication appears in a Finance Document, each Agent shall (a) act in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Agent) and (b) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)                                     Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Lenders and the Arranger.

(c)                                      Each Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)                                     In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), each Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)                                      No Agent is authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

27.8                     Responsibility for documentation

No Agent nor the Arranger:

(a)                                      is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by an Agent, the Arranger, an Obligor or any other person given in or in connection with any Finance Document or the Information Package; or

(b)                                     is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

27.9                     Exclusion of liability

(a)                                      Without limiting paragraph (b) below, no Agent will be liable for any action taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b)                                     No Party may take any proceedings against any officer, employee or agent of that Agent in respect of any claim it might have against that Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of an Agent may rely on this Clause.

(c)                                      No Agent will be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if that Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d)                                     Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

27.10               Lenders’ indemnity to the Agents

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify each Agent, within three Business Days of demand, against any cost, loss or liability incurred by that Agent (otherwise than by reason of that Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless that Agent has been reimbursed by an Obligor pursuant to a Finance Document).

27.11     Resignation of the Agents

(a)                                      An Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Company.

(b)                                     Alternatively an Agent may resign by giving notice to the Lenders and the Company, in which case the Majority Lenders (with the agreement of the Company, not to be unreasonably withheld) may appoint a successor Agent (acting in the case of the Facility Agent through an office in the United Kingdom or, in the case of the Swingline Agent, the principal financial centre of a Participating Member State or London).

(c)                                      If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (with the agreement of the Company, not to be unreasonably withheld) may appoint a successor Agent (acting in the case of the Facility Agent through an office in the United Kingdom or, in the case of the Swingline Agent, the principal financial centre of a Participating Member State or London).

(d)                                     The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)                                      An Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)                                        Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 27.  Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)                                     After consultation with the Company, the Majority Lenders may, by notice to an Agent, require it to resign in accordance with paragraph (b) above.  In this event, the relevant Agent shall resign in accordance with paragraph (b) above.

27.12               Confidentiality

(a)                                      In acting as agent for the Finance Parties, each Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)                                     If information is received by another division or department of an Agent, it may be treated as confidential to that division or department and that Agent shall not be deemed to have notice of it.

(c)                                      Notwithstanding any other provision of any Finance Document to the contrary, neither Agent and no Arranger is obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

27.13               Relationship with the Lenders

(a)                                      Each Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)                                     Each Lender shall supply the Facility Agent with any information required by the Facility Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formulae).

27.14               Credit appraisal by the Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)                                      the financial condition, status and nature of each member of the Group;

(b)                                     the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)                                      whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)                                     the adequacy, accuracy and/or completeness of the Information Package and any other information provided by an Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

27.15               Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

28.                           Conduct Of Business By The Finance Parties

No provision of this Agreement will:

(a)                                      interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)                                     oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)                                      oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

29.                           Sharing Among The Lenders

29.1                     Payments to Lenders

If a Lender (a “Recovering Lender”) receives or recovers any amount from an Obligor other than in accordance with Clause 30 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)                                      the Recovering Lender shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)                                     the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Lender would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 30 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)                                      the Recovering Lender shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Lender as its share of any payment to be made, in accordance with Clause 30.5 (Partial payments).

29.2                     Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Lender) in accordance with Clause 30.5 (Partial payments).

29.3                     Recovering Lender’s rights

(a)                                      On a distribution by the Facility Agent under Clause 29.2 (Redistribution of payments), the Recovering Lender will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)                                     If and to the extent that the Recovering Lender is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the

Recovering Lender for a debt equal to the Sharing Payment which is immediately due and payable.

29.4                     Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Lender becomes repayable and is repaid by that Recovering Lender, then:

(a)                                      each Lender which has received a share of the relevant Sharing Payment pursuant to Clause 29.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Lender an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Lender for its proportion of any interest on the Sharing Payment which that Recovering Lender is required to pay); and

(b)                                     that Recovering Lender’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Lender for the amount so reimbursed.

29.5                     Exceptions

(a)                                      This Clause 29 shall not apply to the extent that the Recovering Lender would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)                                     A Recovering Lender is not obliged to share with any other Lender any amount which the Recovering Lender has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)                        it notified the other Lenders of the legal or arbitration proceedings; and

(ii)                     the other Lender had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

30.                           PAYMENT MECHANICS

30.1                     Payments to the Agents

(a)                                      On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Facility Agent or the Swingline Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)                                     Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre in a Participating Member State or London) with such bank as the relevant Agent specifies.

30.2                     Distributions by the Agents

Each payment received by the Facility Agent or the Swingline Agent under the Finance Documents for another Party shall, subject to Clause 30.3 (Distributions to an Obligor) and Clause 30.4 (Clawback), be made available by the relevant Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the relevant Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

30.3                     Distributions to an Obligor

Each Agent may (with the consent of the Obligor or in accordance with Clause 31 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

30.4                     Clawback

(a)                                      Where a sum is to be paid to an Agent under the Finance Documents for another Party, that Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)                                     If an Agent pays an amount to another Party and it proves to be the case that the relevant Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by that Agent shall on demand refund the same to that Agent together with interest on that amount from the date of payment to the date of receipt by that Agent, calculated by that Agent to reflect its cost of funds.

30.5                     Partial payments

(a)                                      If an Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, that Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)                        first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agents or the Arranger under the Finance Documents;

(ii)                     secondly, in or towards payment pro rata of any accrued interest or commission due but unpaid under this Agreement;

(iii)                  thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)                 fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)                                     The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)                                      Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

30.6                     No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

30.7                     Business Days

(a)                                      Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)                                     During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

30.8                     Currency of account

(a)                                      Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)                                     A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

(c)                                      Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d)                                     Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)                                      Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

30.9                     Change of currency

(a)                                      Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)                        any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Facility Agent (acting reasonably and after consultation with the Company); and

(ii)                     any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably and after consultation with the Company).

(b)                                     If a change in any currency of a country occurs, this Agreement will, to the extent the Facility Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

31.                           SET-OFF

While an Event of Default is continuing, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation.  If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.                           NOTICES

32.1                     Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

32.2                     Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)                                      in the case of the Company or any other Obligor, that identified with its name below;

(b)                                     in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)                                      in the case of each Agent, that identified with its name below,

or any substitute address or fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

32.3                     Delivery

(a)                                      Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)                        if by way of fax, when received in legible form; or

(ii)                     if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 32.2 (Addresses), if addressed to that department or officer.

(b)                                     Any communication or document to be made or delivered to an Agent will be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer identified with the relevant Agent’s signature below (or any substitute department or officer as the relevant Agent shall specify for this purpose).

(c)                                      All notices from or to an Obligor shall be sent through the Facility Agent or, where appropriate, the relevant Swingline Agent and copied to the Facility Agent.

(d)                                     Any communication or document made or delivered to the Company in accordance with this Clause will be deemed to have been made or delivered to each of the Obligors.

32.4                     Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address and fax number pursuant to Clause 32.2 (Addresses) or changing its own address and fax number, the Facility Agent shall notify the other Parties.

32.5                     English language

(a)                                      Any notice given under or in connection with any Finance Document must be in English.

(b)                                     All other documents provided under or in connection with any Finance Document must be:

(i)                        in English; or

(ii)                     if not in English, and if so required by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

33.                           CALCULATIONS AND CERTIFICATES

33.1                     Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

33.2                     Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

33.3                     Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of in the case of Sterling, 365 days, in the case of any other currency 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

34.                           PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

35.                           REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy.  The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

36.                           AMENDMENTS AND WAIVERS

36.1                     Required consents

(a)                                      Subject to Clause 36.2 (Exceptions) any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties.

(b)                                     The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

36.2                     Exceptions

(a)                                      An amendment or waiver that has the effect of changing or which relates to:

(i)                        the definition of “Majority Lenders” in Clause 1.1 (Definitions);

(ii)                     an extension to the date of payment of any amount under the Finance Documents;

(iii)                  a reduction in the Margin or the amount of any payment of principal, interest, fees or commission payable;

(iv)                 an increase in Commitment;

(v)                    a change to the Borrowers or Guarantors;

(vi)                 any provision which expressly requires the consent of all the Lenders;

(vii)              Clause 2.2 (Lenders’ rights and obligations), Clause 25 (Changes to the Lenders) or this Clause 36; or

(viii)           any extension of an Availability Period,

shall not be made without the prior consent of all the Lenders.

(b)                                     An amendment or waiver which relates to the rights or obligations of the Facility Agent or the Arranger may not be effected without the consent of the Facility Agent or the Arranger.

37.                           COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

38.                           GOVERNING LAW

This Agreement is governed by English law.

39.                           ENFORCEMENT

39.1                     Jurisdiction of English courts

(a)                                      The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)                                     The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)                                      This Clause 39.1 is for the benefit of the Finance Parties only.  As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction.  To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2                     Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)                                      irrevocably appoints Finance PLC, at its registered office for the time being, (being at the date hereof at 1 Queen Caroline Street, London W6 9HQ), to act as its agent to accept service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)                                     agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1
THE ORIGINAL PARTIES

Part I
The Obligors

Name of Borrower	Registration number (or equivalent, if any)

COCA-COLA HBC FINANCE B.V. (having its corporate seat in Amsterdam)	34154633
COCA-COLA HBC FINANCE PLC	4197906

Name of Guarantor	Registration number (or equivalent, if any)

COCA-COLA HBC FINANCE B.V. (having its corporate seat in Amsterdam)	34154633
COCA-COLA HBC FINANCE PLC	4197906
COCA-COLA HELLENIC BOTTLING COMPANY S.A.	13630-06-B-86-49

Part II
The Original Lenders

Name of Original Lender	Commitment (Euro)

Citibank, N.A., London Branch	76,000,000

Deutsche Bank AG, London Branch	76,000,000

Credit Suisse	76,000,000

HSBC Bank plc	76,000,000

ING Bank N.V. Dublin Branch	76,000,000

ABN AMRO Bank N.V.	40,000,000

Alpha Bank A.E.	40,000,000

Bank of America, N.A.	40,000,000

JPMorgan Chase Bank, N.A.	40,000,000

The Governor and Company of the Bank of Ireland	30,000,000

Raiffeisen Zentralbank Oesterreich AG	30,000,000

600,000,000

Part III
The Original Swingline Lenders

Name of Original Swingline Lender	Swingline Commitment
(Euro)

Citibank, N.A., London Branch	33,500,000

Deutsche Bank AG, London Branch	33,500,000

Credit Suisse	33,500,000

HSBC Bank plc	33,500,000

ING Bank N.V. Dublin Branch	33,500,000

ABN AMRO Bank N.V.	17,500,000

Alpha Bank A.E.	17,500,000

Bank of America, N.A.	17,500,000

JPMorgan Chase Bank, N.A.	17,500,000

The Governor and Company of the Bank of Ireland	12,500,000

Raiffeisen Zentralbank Oesterreich AG	0

€250,000,000

Part IV
The Material Subsidiaries

Name of Material Subsidiary

3E (Cyprus) Limited

CC Beverages Holdings II B.V.

Coca-Cola Bevande Italia S.r.l.

Coca-Cola Beverages Holdings Limited

Coca-Cola Molino Beverages Limited

Jayce Enterprises Limited

LLC Coca-Cola HBC Eurasia

Star Bottling Limited

Coca-Cola Beverages A.G.

Coca-Cola HBC Romania Ltd

Coca- Cola Beverages Polska sp.zo.o.

Nigerian Bottling Company plc

Coca-Cola Beverages Austria GmbH

Coca-Cola Bottling Company (Dublin) Limited

Molino Beverages Holding S.a.r.l.

Molino Soft Drinks Holding S.a.r.l.

SCHEDULE 2
CONDITIONS PRECEDENT

CONDITIONS PRECEDENT TO INITIAL UTILISATION

1.                                 Obligors

(a)                                      A copy of the constitutional documents of each Obligor.

(b)                                     A copy of the articles of association (statuten) and of each Dutch Obligor as well as an extract (uittreksel) from the relevant Chamber of Commerce (Kamer van Koophandel) of such Dutch Obligor(s).

(c)                                      A copy of a resolution of the board of directors of each Obligor:

(i)                        approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party;

(ii)                     authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)                  authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)                                     A copy of the resolution of the shareholders of each Dutch Obligor approving the resolutions of the board of managing directors and the transactions contemplated thereby and appointing an authorised person to represent the relevant Dutch Obligor in case of a conflict of interest.

(e)                                      A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(f)                                        A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and such other evidence as may be required to ensure that the Finance Parties are in compliance with the Wet Identificatie Financiële Dienstverlening.

(g)                                     A copy of a resolution signed by all the holders of the issued shares in Finance PLC, approving the terms of, and the transactions contemplated by, the Finance Documents to which Finance PLC is a party.

(h)                                     A certificate of the Company (signed by a director or any other authorised signatory of the Company) confirming that borrowing or guaranteeing, as appropriate, the aggregate Commitments of the Lenders would not cause any borrowing, guaranteeing or similar limit binding on any Obligor to be exceeded.

(i)                                         A certificate of the relevant Obligor (signed by a director or any other authorised signatory) certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.                                 Legal opinions

(a)                                      A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent in England, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(b)                                     A legal opinion of Clifford Chance LLP, legal advisers to the Arranger and the Facility Agent in The Netherlands, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

(c)                                      A legal opinion of Moratis, Passas, legal advisers to the Arranger and the Facility Agent in the Republic, substantially in the form distributed to the Original Lenders prior to signing this Agreement.

3.                                 Other documents and evidence

(a)                                      Evidence that any process agent referred to in Clause 39.2 (Service of process) has accepted its appointment.

(b)                                     A copy of any other Authorisation or other document, opinion or assurance which the Facility Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document, and in respect of which the Facility Agent has notified the Company prior to the date of this Agreement.

(c)                                      The Original Financial Statements.

(d)                                     Evidence that the fees, costs and expenses then due from the Company and the Borrowers pursuant to Clause 14 (Fees) and Clause 19 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(e)                                      Confirmation from HSBC Investment Bank plc in its capacity as facility agent under the Existing Facility that no loan is outstanding under the Existing Facility, together with a copy of an irrevocable notice given by the Company to HSBC Investment Bank plc in its capacity as facility agent under the Existing Facility cancelling the Existing Facility in full.

SCHEDULE 3
UTILISATION REQUESTS

Part I

From:                                              [Coca-Cola HBC Finance B.V./Coca-Cola HBC Finance PLC]

To:                                                          Deutsche Bank AG, London Branch as Facility Agent

Dated:

Dear Sirs

Coca-Cola Hellenic Bottling Company S.A. - €600,000,000 Facilities Agreement

dated 1 August 2005 (the “Facilities Agreement”)

1.                                 We wish to borrow a Loan on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Currency of Loan:	[•]

Amount:	[•] or, if less, the Available Facility (or, if the amount requested is an Optional Currency, its equivalent in the Optional Currency).

Interest Period:	[•]

2.                                 We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

3.                                 The proceeds of this Loan should be credited to [account].

4.                                 This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of relevant Borrower]

Part II
Utilisation Requests

Swingline Loans

From:                                              [Coca-Cola HBC Finance B.V./Coca-Cola HBC Finance PLC]

To:                                                          [Swingline Agent]

cc:                                                             Deutsche Bank AG, London Branch as Facility Agent

Dated:

Dear Sirs

Coca-Cola Hellenic Bottling Company S.A. - €600,000,000

Facilities Agreement dated 1 August 2005 (The “Facilities Agreement”)

1.                                 We wish to borrow a Swingline Loan on the following terms:

Proposed Utilisation Date:	[•] [(or, if that is not a TARGET Day, the next TARGET Day]**

Facility to be utilised:	[Swingline Facility]**

Amount:	[Euro]** [•] or, if less, the Available Facility

Interest Period:	[•]

2.                                 We confirm that each condition specified in paragraph (b) of Clause 6.4 (Swingline Lenders participation) is satisfied on the date of this Utilisation Request.

3.                                 The proceeds of this Swingline Loan should be credited to [account].

4.                                 This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
[name of relevant Borrower]

SCHEDULE 4
MANDATORY COST FORMULAE

1.                                 The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.                                 On the first day of each Interest Period (or as soon as possible thereafter) the Facility Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below.  The Mandatory Cost will be calculated by the Facility Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.                                 The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the Facility Agent as the cost of complying with the minimum reserve requirements of the European Central Bank.

4.                                 The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the Facility Agent as follows:

(a)                                      in relation to a Sterling Loan:

 per cent. per annum

(b)                                     in relation to a Loan in any currency other than Sterling:

  per cent. per annum.

Where:

A                               is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B                                 is the percentage rate of interest (excluding the Margin and the Mandatory Cost) payable for the relevant Interest Period on the Loan.

C                                 is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D                              is the percentage rate per annum payable by the Bank of England to the Facility Agent on interest bearing Special Deposits.

E           is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Facility Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Facility Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.           For the purposes of this Schedule:

(a)             “Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)            “Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits; and

(c)             “Fee Tariffs” means the fee tariffs specified in the Fee Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)            “Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.           In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05).  A negative result obtained by subtracting D from B shall be taken as zero.  The resulting figures shall be rounded to four decimal places.

7.           If requested by the Facility Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

8.           Each Lender shall supply any information required by the Facility Agent for the purpose of calculating its Additional Cost Rate.  In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)             its jurisdiction of incorporation and the jurisdiction of its Facility Office; and

(b)            any other information that the Facility Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Facility Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.           The percentages of each Lender for the purpose of A and C above and the rates of charge of each Reference Bank for the purpose of E above shall be determined by the Facility Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Facility Agent to the contrary, each Lender's obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

10.         The Facility Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.         The Facility Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 7 and 8 above.

12.         Any determination by the Facility Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

13.         The Facility Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5
FORM OF TRANSFER CERTIFICATES

Part I

To:                   Deutsche Bank AG, London Branch as Facility Agent

From:               [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Coca-Cola Hellenic Bottling Company S.A. - €600,000,000 Facilities Agreement

dated 1 August 2005 (the “Facilities Agreement”)

1.	We refer to Clause 25.5 (Procedure for transfer):

(a)

The Existing Lender and the New Lender agree to the Existing Lender and the New Lender transferring by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the Schedule in accordance with Clause 25.5 (Procedure for transfer).

(b) The proposed Transfer Date is [•].

(c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 32.2 (Addresses) are set out in the Schedule.

2.	The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 25.4 (Limitation of responsibility of Existing Lenders).

3.

The New Lender hereby represents and warrants to the Dutch Borrower that (i) it is a PMP and (ii) it is aware that it does not benefit from the (creditor) protection offered by the Dutch Banking Act when lending monies to persons or entities which are subject to the prohibition of Section 82 of the Dutch Banking Act.

4.	This Transfer Certificate is governed by English law.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Transfer Date is confirmed as [•].

Deutsche Bank AG, London Branch

By:

Part II

LMA Transfer Certificate (PAR)

BANK:	Date:

TRANSFEREE:

This Transfer Certificate is entered into pursuant to (i) the agreement (the “Sale Agreement”) evidenced by the Confirmation dated [•] between the Bank and the Transferee (acting directly or through their respective agents) and (ii) the Credit Agreement.

On the Transfer Date, the transfer by way of novation from the Bank to the Transferee on the terms set out herein and in the Credit Agreement shall become effective subject to:

(a)         the Sale Agreement and the terms and conditions incorporated in the Sale Agreement;

(b)         the terms and conditions annexed hereto; and

(c)         the schedule annexed hereto,

all of which are incorporated herein by reference.

The Bank	The Transferee

[•]	[•]

By:	By:

The Schedule

Credit Agreement Details:
Borrower(s):
Credit Agreement Dated:
Guarantor(s):
Agent Bank:
Security:	No	Yes (specify)
Total Facility Amount:
Governing Law:
Additional Information:
Transfer Details:
Nature (Revolving, Term, Acceptances
Guarantee/Letter of Credit, Other):
Final Maturity:
Participation Transferred:
Commitment Transferred:
Drawn Amount (details below):(1)

Undrawn Amount:
Settlement Date:
Details of outstanding Credits(1)
Specify in respect of each Credit:
Transferred Portion (amount):
Facility:
Nature:	Term	Revolver	Acceptance
	Guarantee/Letter of Credit		Other (specify)

Details of other Credits are set out on the attached sheet

Administration Details

Bank's Receiving Account:

Transferee's Receiving Account:

Addresses

Bank	Transferee

[•]	[•]
Address:	Address:
Telephone:	Telephone:
Facsimile:	Facsimile:
Telex:	Telex:
Attn/Ref:	Attn/Ref:

(1)  As at the date of the Transfer Certificate

TERMS AND CONDITIONS

These are the Terms and Conditions applicable to the transfer certificate including the Schedule thereto (the “Transfer Certificate”) to which they are annexed.

1.           Interpretation

In these Terms and Conditions words and expressions shall (unless otherwise expressly defined herein) bear the meaning given to them in the Transfer Certificate, the Credit Agreement or the Sale Agreement.

2.           Transfer

The Bank requests the Transferee to accept and procure the transfer by novation of all or a part (as applicable) of such participation of the Bank under the Credit Agreement as is set out in the relevant part of the Transfer Certificate under the heading “Participation Transferred” (the “Purchased Assets”) by counter-signing and delivering the Transfer Certificate to the Facility Agent at its address for the service of notice specified in the Credit Agreement.  On the Transfer Date the Transferee shall pay to the Bank the Settlement Amount as specified in the pricing letter between the Bank and the Transferee dated the date of the Transfer Certificate (adjusted, if applicable, in accordance with the Sale Agreement) and completion of the transfer will take place.

3.           Effectiveness of Transfer

The Transferee hereby requests the Facility Agent to accept the Transfer Certificate as being delivered to the Facility Agent pursuant to and for the purposes of the Credit Agreement so as to take effect in accordance with the terms of the Credit Agreement on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.           Transferee’s Undertaking

The Transferee hereby undertakes with the Facility Agent and the Bank and each of the other parties to the Credit Documentation that it will perform in accordance with its terms all those obligations which by the terms thereof will be assumed by it after delivery of the Transfer Certificate to the Facility Agent and satisfaction of the conditions (if any) subject to which the Transfer Certificate is to take effect.

5.           Payments

5.1         Place

All payments by either party to the other under the Transfer Certificate shall be made to the Receiving Account of that other party.  Each party may designate a different account as its Receiving Account for payment by giving the other not less than five Business Days notice before the due date for payment.

5.2         Funds

Payments under the Transfer Certificate shall be made in the currency in which the amount is denominated for value on the due date at such times and in such funds as are customary at the time for settlement of transactions in that currency.

6.           The Facility Agent

The Facility Agent shall not be required to concern itself with the Sale Agreement and may rely on the Transfer Certificate without taking account of the provisions of such agreement.

7.           Assignment of Rights

The Transfer Certificate shall be binding upon and enure to the benefit of each party and its successors and permitted assigns provided that neither party may assign or transfer its rights thereunder without the prior written consent of the other party.

8.           Governing Law and Jurisdiction

The Transfer Certificate (including, without limitation, these Terms and Conditions) shall be governed by and construed in accordance with the laws of England, and the parties submit to the non-exclusive jurisdiction of the English courts.

Each party irrevocably appoints the person described as process agent (if any) specified in the Sale Agreement to receive on its behalf service of any action, suit or other proceedings in connection with the Transfer Certificate.  If any person appointed as process agent ceases to act for any reason the appointing party shall notify the other party and shall promptly appoint another person incorporated within England and Wales to act as its process agent.

SCHEDULE 6

Form Of Compliance Certificate

To:                   Deutsche Bank AG, London Branch as Facility Agent

From:               Coca-Cola Hellenic Bottling Company S.A.

Dated:

Dear Sirs

Coca-Cola Hellenic Bottling Company S.A. - Euro 600,000,000 Facilities Agreement
dated [•] 2005 (the “Facilities Agreement”)

9.           We refer to the Facilities Agreement.  This is a Compliance Certificate.  Terms defined in the Facilities Agreement have the same meaning in this Compliance Certificate.

10.         We confirm that as at [•], the following Subsidiaries are Material Subsidiaries:

[•].

11.         [We confirm that no Default is continuing.]*

Signed:
Director of [Company]	Director of [Company]

[insert applicable certification language]

for and on behalf of
[name of auditors of the Company]

*      If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 7

Existing Security

Name of Member of Group	Security	Total Principal Amount of Indebtedness Secured
NIL

SCHEDULE 8
TIMETABLES

Part I
Non-Swingline Loans

“D -     ”refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

	Loans in Euro	Loans in Sterling	Loans in other currencies
Request for approval as an Optional Currency, if required (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	D - 5 10:00 a.m.

Facility Agent notifies the Lenders of the request (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	D - 5 3:00 p.m.

Responses by Lenders to the request (Clause 4.3 (Conditions relating to Optional Currencies))	N/A	N/A	D - 4 1:00 p.m.

Facility Agent notifies the Company if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions relating to Optional Currencies)	N/A	N/A	D - 4 5:00 p.m.

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 12.1 (Selection of Interest Periods))	D - 2 8.30 a.m.	D - 1 10:00 a.m.	D - 3 10:00 a.m.

	Loans in Euro	Loans in Sterling	Loans in other currencies
Facility Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ participation)	N/A	D - 1 11:00 a.m.	D - 3 11:00 a.m.

Facility Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	D - 2 9.30 a.m.	D - 1 1.00 p.m.	D - 3 1.00 p.m.

Facility Agent receives a notification from a Lender under Clause 8.2 (Unavailability of a currency)	N/A	D - 1 3.00 p.m.	D - 3 3:00 p.m.

Facility Agent gives notice in accordance with Clause 8.2 (Unavailability of a currency)	N/A	D - 1 5:00 p.m.	D - 3 5:00 p.m.

Facility Agent gives notice in accordance with Clause 30.9 (Change of Currency)	N/A	D - 1 11:00 a.m.	D - 3 11:00 a.m.

LIBOR is fixed	Quotation Day as of 11:00 a.m. London time)	Quotation Day as of 11:00 a.m.	Quotation Day as of 11:00 a.m.

Part II
Swingline Loans

“D” -  refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

Loans in Euro
Delivery of a duly completed Utilisation Request under Clause 6.2 (Delivery of a Utilisation Request for Swingline Loans)	D 10.00 a.m. (London time)

Swingline Agent notifies each Swingline Lender of the amount of its participation in the Swingline Loan under Clause 6.4 (Swingline Lenders participation)	D 11:00 a.m. (London time)

Swingline Agent determines rate for same day Euro under Clause 7.3 (Interest)	D 12.00 a.m. (London time)

SCHEDULE 9
DISCLOSURE

1.                                 The Greek Competition Authority issued a decision on January 25, 2002, imposing a fine on the Company of approximately €2.9 million for certain discount and rebate practices and requiring changes to its commercial practices with respect to placing coolers in certain locations and lending them free of charge. The fine related to its commercial dealings with certain wholesalers during the period from 1991 to 1999. On March 27, 2002, the Company appealed this decision before the Athens Administrative Court of Appeal. The complainants in the initial proceedings before the Greek Competition Authority also filed a counter appeal against the Greek Competition Authority’s decision, challenging the dismissal of part of their complaints by such authority. On June 16, 2004, the Athens Administrative Court of Appeal issued its decision partly upholding the Company’s  appeal. In particular, the Court of Appeal decided to reduce the amount of the fine to €1.8 million and upheld the required changes to the Company’s commercial practices with respect to coolers. The counter appeals filed against the Company were rejected. In relation to this court decision, one of the Company’s competitors has filed a lawsuit against us claiming €7.7 million in compensation for damages which he allegedly sustained as a result of the commercial practices of the Company described above. At present it is not possible to predict the outcome of this lawsuit or quantify the likelihood or materiality of any potential liability arising from it. On June 29, 2005, the Greek Competition Authority requested the Company to provide information regarding its commercial practices as a result of a complaint by a third party regarding its level of compliance with its decision of January 25, 2002. At this time the Company cannot predict if the Greek Competition Authority will take any further action. In its decision dated January 25, 2002, the Greek Competition Authority indicated that it also intends to review the Company’s commercial practices in the future consumption channel and with key accounts in Greece. To date, the Company  has received no further notification from the Greek Competition Authority with respect to this review. It is not possible to predict the outcome of this review or to quantify the likelihood or materiality of any potential liability arising from this proceeding as far as it relates to the Company’s commercial practices in the future consumption channel and with key accounts in Greece.

2.                                 Local authorities in Romania have argued that a classification different from the classification which the Company currently uses should apply. As a result of such different classification, the Company would be required to pay additional customs duties  retroactively for past imports of concentrate as well as for all future imports. Since November 2001, the Company has won 20 cases in the Romanian courts brought against it by the Romanian customs authorities. However, in October 2003, the Romanian Supreme Court ruled against the Company position in one decision, resulting in a judgment of approximately €2.1 million in customs duties, associated VAT and penalties. There are a number of additional cases relating to concentrate classification pending before the Romanian courts. It is not possible to quantify the likelihood or materiality of any potential liability arising from these legal proceedings due to the legal uncertainty surrounding customs duties in Romania.

3.                                 In March 2002, the Lagos State Government applied to the High Court of the State of Lagos for an injunction against Nigerian Bottling Company plc, or NBC, the Company’s operating subsidiary in Nigeria, seeking payment from NBC of approximately €4 million in arrears of sales tax for the period from January to May 2001, inclusive of a 5% penalty for alleged late payment. The initial hearing of this case was held on April 16, 2003. The case continues. In July 2001, the Manufacturers Association of Nigeria, or the MAN, on behalf of its members separately challenged the constitutionality of the law, which introduced the sales tax in 2000 before the High Court of the State of Lagos. In November, 2003, the High Court of the State of Lagos ruled in favour of the Lagos State Government, denying relief, in part, by declaring the Lagos Sales Tax Law valid only in respect of intra state trade while the federal VAT Law was declared valid only for inter state trade. The MAN has appealed the ruling of the High Court of the State of Lagos to the Federal Court of Appeal. NBC is a member of the MAN. If the outcome of these proceedings is unfavourable to NBC, other Nigerian states may decide to impose a similar sales tax on sales of its products. No hearing has commenced yet in respect of the appeal.

SIGNATURES

The Company

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

Address:	9, Fragoklissias Street
Marousi
15125 Athens
Greece

Fax No:	+30 10 6195 515

Attention:	Chris Nolan

By: CHRIS NOLAN

Seal of Coca-Cola Hellenic Bottling Company S.A. attached in the presence of SUSAN DAVIES

Signed at: 4 Castle Row

London

W4 4JQ

The Borrowers

COCA-COLA HBC FINANCE B.V.

Address:	Watermanweg 20-36

3067 GG Rotterdam

The Netherlands

By: CHRIS NOLAN

Seal of Coca-Cola HBC Finance B.V. attached in the presence of SUSAN DAVIES

Signed at: 4 Castle Row

London

W4 4JQ

With a copy to:

Coca-Cola Hellenic Bottling Company S.A.

Address:	9, Fragoklissias Street

Marousi
15125 Athens
Greece

Fax No:	+30 10 6195 515

Attention:	Chris Nolan

COCA-COLA HBC FINANCE PLC

Address:	1 Queen Caroline Street
London W6 9HQ

By: CHRIS NOLAN

Seal of Coca-Cola HBC Finance PLC attached in the presence of SUSAN DAVIES

Signed at: 4 Castle Row

London

W4 4JQ

With a copy to :

Coca-Cola Hellenic Bottling Company S.A.

Address:	9, Fragoklissias Street
Marousi
15125 Athens
Greece

Fax No:	+30 10 6195 515

Attention:	Chris Nolan

The Guarantors

COCA-COLA HBC FINANCE B.V.

Address:	Watermanweg 20-36
3067 GG Rotterdam
The Netherlands

By: CHRIS NOLAN

Seal of Coca-Cola HBC Finance B.V. attached in the presence of SUSAN DAVIES

Signed at: 4 Castle Row

London

W4 4JQ

With a copy to :

Coca-Cola Hellenic Bottling Company S.A.

Address:	9, Fragoklissias Street
Marousi
15125 Athens
Greece

Fax No:	+30 10 6195 515

Attention:	Chris Nolan

COCA-COLA HBC FINANCE PLC

Address:	1 Queen Caroline Street
London W6 9HQ

By: CHRIS NOLAN

Seal of Coca-Cola HBC Finance PLC attached in the presence of SUSAN DAVIES

Signed at: 4 Castle Row

London

W4 4JQ

With a copy to :

Coca-Cola Hellenic Bottling Company S.A.

Address:	9, Fragoklissias Street
Marousi
15125 Athens
Greece

Fax No:	+30 10 6195 515

Attention:	Chris Nolan

COCA-COLA HELLENIC BOTTLING COMPANY S.A.

Address:	9, Fragoklissias Street
Marousi
15125 Athens
Greece

Fax No:	+30 10 6195 515

Attention:	Chris Nolan

By: CHRIS NOLAN

Seal of Coca-Cola Hellenic Bottling Company S.A. attached in the presence of SUSAN DAVIES

Signed at: 4 Castle Row

London

W4 4JQ

The Arrangers

DEUTSCHE BANK AG

By:	KARL-HEINZ HENWICK

PIERRE GOFFIN

CITIGROUP GLOBAL MARKETS LIMITED

By:	CHRISTOPHER ROGER BENHAM	as attorney

The Original Lenders

For the purpose of the Dutch Banking Act, each Lender expressly confirms the representations given by it in Clause 21.20 (PMP Representations-Lenders).

CITIBANK, N.A., LONDON BRANCH

By:	ELIZABETH ANN MACADIE	as attorney

	CHRISTOPHER ROGER BENHAM	as attorney

DEUTSCHE BANK AG, LONDON BRANCH

By:	R SCICLUNA

R SEDLACEIC

CREDIT SUISSE

By:	ELIZABETH ANN MACADIE	as attorney

	CHRISTOPHER ROGER BENHAM	as attorney

HSBC BANK PLC

By:	DEBORAH LEERHSEN

ING BANK N.V. DUBLIN BRANCH

By:	SEAN HASSETT	Vice President

	ALAN DUFFY	Director, Head of Lending

JPMORGAN CHASE BANK, N.A.

By:	JOHN BLACKBOROUGH

ABN AMRO BANK N.V.

By:	CHRISTINE HEMHENT

JONPAUL DE ATH

ALPHA BANK A.E.

By:	ELIZABETH ANN MACADIE	as attorney

	CHRISTOPHER ROGER BENHAM	as attorney

BANK OF AMERICA, N.A.

By:	ELIZABETH ANN MACADIE	as attorney

	CHRISTOPHER ROGER BENHAM	as attorney

THE GOVERNOR AND THE COMPANY OF THE BANK OF IRELAND

By:	ELIZABETH ANN MACADIE	as attorney

	CHRISTOPHER ROGER BENHAM	as attorney

RAIFFEISEN ZENTRALBANK OESTERREICH AG

By:	ELIZABETH ANN MACADIE	as attorney

	CHRISTOPHER ROGER BENHAM	as attorney

The Swingline Agent

DEUTSCHE BANK AG, LONDON BRANCH

	Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

	Fax No:	+44 20 7547 6419

	Attention:	Elizabeth Macadie / Maria de Lellis

By:	ELIZABETH ANN MACADIE

CHRISTOPHER ROGER BENHAM

The Facility Agent

DEUTSCHE BANK AG, LONDON BRANCH

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax No:	+44 20 7547 6419

Attention:	Elizabeth Macadie / Maria de Lellis

By:	ELIZABETH ANN MACADIE

CHRISTOPHER ROGER BENHAM